UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2005
Palm, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)
(408) 617-7000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.2

     On May 27, 2005, the registrant filed a Current Report on Form 8-K to disclose that it had entered into certain material definitive agreements with PalmSource, Inc. (“PalmSource”), including the Second Amended and Restated Software License Agreement (the “SARSLA”) by and between the registrant, PalmSource, PalmSource Overseas Limited, a company organized and existing under the laws of the Cayman Islands, and palmOne Ireland Investment, a company organized and existing under the laws of The Republic of Ireland, dated as of May 23, 2005, amending and restating the prior agreement between the parties pursuant to Item 9.01 of Form 8-K.
     This Amendment No. 1 to the Form 8-K is being filed solely to amend the prior filing to include the SARSLA as Exhibit 10.2 thereto.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
10.1 (1)	Purchase Agreement, by and among palmOne, Inc., a Delaware company, PalmSource, Inc., a Delaware company, and Palm Trademark Holding Company, LLC, a Delaware limited liability company, dated as of May 23, 2005

10.2 *	Second Amended and Restated Software License Agreement by and between the Company, palmOne Ireland Investment, PalmSource, Inc. and PalmSource Overseas Limited, dated as of May 23, 2005

(1)	Previously filed.

*	Confidential treatment requested on portions of this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: July 27, 2005	/s/ Mary E. Doyle Mary E. Doyle
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1 (1)	Purchase Agreement, by and among palmOne, Inc., a Delaware company, PalmSource, Inc., a Delaware company, and Palm Trademark Holding Company, LLC, a Delaware limited liability company, dated as of May 23, 2005

10.2 *	Second Amended and Restated Software License Agreement by and between the Company, palmOne Ireland Investment, PalmSource, Inc. and PalmSource Overseas Limited, dated as of May 23, 2005

(1)	Previously filed.

*	Confidential treatment requested on portions of this exhibit.